UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd. Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-418-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer and Treasurer

On September 24, 2012, John P. Hamill, age 48, was appointed Senior Vice President, Chief Financial Officer and Treasurer of Savient Pharmaceuticals, Inc. (the “Company”) and will serve as principal financial officer of the Company.

Mr. Hamill served as the Chief Financial Officer of PharmaNet Development Group, a global drug development services company, and its wholly owned subsidiary, PharmaNet, Inc., from 2004 through August 2009, and has held positions of increasing responsibility within PharmaNet since 2001. Prior to joining PharmaNet, Mr. Hamill held senior financial management positions of increasing responsibility and breadth at Omnicare Clinical Research, and financial management positions at Rhone-Poulenc, Freedom Chemical Company, International Paper and Johnson & Johnson.

In connection with his joining the Company, Mr. Hamill and the Company entered into an employment agreement (the “Agreement”), which has an initial term of three years and, each anniversary thereafter, automatically renews for one additional year unless earlier terminated by the Company or Mr. Hamill. Under the Agreement, Mr. Hamill is entitled to receive the following:

•	an annual base salary in an amount established from time to time by the Board, but at no time less than an annualized rate of $385,000 per year;

•

participation in the Company’s short-term incentive bonus program. The percentage of Mr. Hamill’s base salary targeted as annual short-term incentive compensation will be 50% (the “Targeted Annual Bonus Award”). The amount of annual short-term incentive, if any, to be awarded to Mr. Hamill will be at the sole discretion of the Board or the Compensation and Human Resources Committee of the Board (the “Committee”), may be less or more than the Targeted Annual Bonus Award, and will be based on a number of factors set in advance by the Board or Committee for each calendar year, including the Company’s performance and the Mr. Hamill’s individual performance;

•	participation in the Company’s long-term incentive bonus program;

•	participation in any of the Company’s qualified defined benefit and defined contribution retirement plans; and

•	such other benefits and perquisites as the Board or the Committee may determine from time to time to provide.

Pursuant to the Agreement, the Company granted to Mr. Hamill on September 24, 2012, a time-based stock option to purchase 250,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the September 24, 2012 date of grant, a ten year term, and that will vest and become exercisable as to one-third of the grant on each of the first three anniversaries of the grant date. Mr. Hamill was also granted 100,000 shares of time-based restricted stock that will vest and become exercisable as to one-third of the grant on each of the first three anniversaries of the grant date, and a performance-based stock option to purchase 150,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the September 24, 2012 date of grant, a ten year term, and that will vest and become exercisable based on performance conditions to be determined by the Company within the first 30 days of employment. Each of the equity grant made to Mr. Hamill was made pursuant to the NASDAQ inducement grant exception and not pursuant to the Company’s equity incentive plan.

The Agreement provides that if Mr. Hamill’s employment with the Company is terminated by the Company without cause or by Mr. Hamill with good reason prior to the date of announcement of a transaction that leads to a change of control of the Company, Mr. Hamill will be entitled to receive, along with certain other payments set forth in the Agreement, (i) an amount equal to Mr. Hamill’s annual base salary established for the fiscal year in which the termination occurs, (ii) an amount equal the Targeted Annual Bonus Award established for the fiscal year in which the termination occurs, and (iii) a continuation of the welfare benefits of heath care, life and accidental death and dismemberment and disability insurance coverage for twenty-four months.

If, on or after the date of the announcement of a transaction that leads to a change of control of the Company and up to 12 months following the date of such change of control, Mr. Hamill’s employment with the Company is terminated by the Company other than for cause, death or “disability” (as such term in defined in the Agreement) or by Mr. Hamill for good reason, Mr. Hamill will be entitled to receive, in lieu of all other benefits provided under the Agreement and along with certain other payments set forth in the Agreement, (i) one-and-one-half times his annual base salary established for the fiscal year in which the effective date of termination occurs, (ii) one-and-one-half times the Targeted Annual Bonus Award established for the fiscal year in which the effective date of termination occurs, (iii) a continuation of the welfare benefits of heath care, life and accidental death and dismemberment and disability insurance coverage for twenty-four months, and (iv) all of Mr. Hamill’s outstanding long-term incentive awards will become fully vested and exercisable and all restrictions on such awards shall immediately lapse.

In the event of a termination due to death or disability during the term of the Agreement, Mr. Hamill will be entitled to receive (i) his base salary through the effective date of termination and (ii) his unpaid Targeted Annual Bonus Award, established for the fiscal year in which such termination is effective, pro rated to the effective date of termination.

The Agreement contains non-competition and non-solicitation provisions that will restrict Mr. Hamill from soliciting any employee of the Company for a period of 12 months following his termination of employment for any reason, from engaging in activities competitive with the business of the Company, or soliciting any customer or client of the Company, for a period of six months following his termination of employment for any reason.

The foregoing summary of certain terms of the Agreement is qualified in its entirety by the text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The terms “cause”, “good reason” and “disability” are defined in the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement.

The full text of the press releases issued in connection with these events are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: September 27, 2012	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement

99.1	Press Release dated September 24, 2012

99.2	Press Release dated September 26, 2012